Richard A. Monaghan
                                               President

                                               Putnam Retail Management LP
                                               One Post Office Square
                                               Boston, Massachusetts 02109

PUTNAM INVESTMENTS

October 2004

Dear Investment Colleague:

Putnam recently mailed a proxy statement requesting that shareholders vote on several proposals affecting the management of the Putnam funds. The proxy proposals included the election of fund Trustees as well as several administrative proposals designed to increase the funds' investment flexibility.

One of the administrative proposals, Proposal 3, would give the funds the flexibility to pay redemptions "in kind," or in the form of portfolio securities rather than in cash. The funds would consider making in-kind redemptions only in exceptional situations where the size and/or timing of the request could adversely impact the shareholders who remain in the fund and severely strain the fund's liquidity.

The Putnam funds' Trustees believe that having the ability to pay a redemption wholly or partially in kind under such circumstances could benefit the fund's remaining shareholders. Redemption requests under ordinary circumstances would not be affected by this proposal. The ability to make redemptions in kind is a standard industry feature for many mutual funds and was recommended by Ropes & Gray LLP, independent legal counsel to the funds and the Putnam funds' Trustees.

However, after mailing the proxy statements, Putnam Investment
Management learned that the flexi-bility to make these types of in-kind redemptions raised issues under foreign law for six Putnam funds that sell their shares outside the United States. As a result, the Trustees decided not to act on the proposal for these six funds:

Putnam Diversified Income Trust
Putnam Europe Equity Fund
Putnam Global Income Trust
Putnam High Yield Advantage Fund
Putnam Income Fund
Putnam U.S. Government Income Trust

These are the only six Putnam funds that sell shares outside the United States. The Trustees still consider Proposal 3 to be in the best interests of the shareholders of all other Putnam funds.

(over, please)

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Putnam Retail Management 219572 10/04

We are sending the enclosed letter to shareholders of these six funds to let them know that no action will be taken on the proposal at the upcoming shareholder meeting. For shareholders of these six funds who have already voted, their votes on Proposal 3 will have no effect. For shareholders who have not yet voted, we encourage them to do so as we wish to count their votes on the other proposals.

If you have any questions about the letter sent to your clients or about the proposal, please call Putnam Dealer Marketing Services at 1-800-354-4000.

Sincerely,


/S/ Richard A. Monaghan



                                               John A. Hill

                                               The Putnam Funds
                                               Chairman of the Trustees

                                               One Post Office Square
                                               Boston, Massachusetts 02109

The Putnam Funds

October 2004

Dear Fellow Shareholders of:

Putnam Diversified Income Trust
Putnam Europe Equity Fund
Putnam Global Income Trust
Putnam High Yield Advantage Fund
Putnam Income Fund
Putnam U.S. Government Income Trust

Recently you received a proxy statement requesting your vote on several proposals affecting the management of your Putnam fund. We're writing to inform you of a development related to one of the proposals. This proposal, Proposal 3, would authorize your fund's Trustees to amend the Agreement and Declaration of Trust (your fund's charter document) to permit the fund under certain circumstances to satisfy redemption requests in portfolio securities (or "in kind") rather than in cash.

After mailing the proxy statements, Putnam Investment Management learned that the flexibility to make in-kind redemptions raised issues under foreign law for the six Putnam funds (listed above) that sell their shares outside the United States. As a result, your fund's Trustees have determined that it would not be in shareholders' best interests to act on Proposal 3 at the meeting for these six funds. These are the only Putnam funds that sell shares outside the United States. The Trustees still consider Proposal 3 to be in the best interests of the shareholders of all other Putnam funds.

If you have already voted, only your votes on matters other than Proposal 3 will be counted. If you have not voted, please complete and return your proxy ballot.

Your vote is important to us, and we appreciate the time and consideration you are giving to this important matter. If you have any questions about this letter or the proxy statement, please contact your financial advisor or call a Putnam customer service representative at 1-800-225-1581.

Sincerely yours,


/S/ John A. Hill
-------------------------
    John A. Hill
    Chairman of the Trustees

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219573 10/04



Q& A on impact of proxy statement Proposal 3 on six Putnam funds sold outside the United States

Background:

Putnam recently mailed a proxy statement requesting that shareholders vote on several proposals affecting the management of the Putnam funds. The proxy proposals included several administrative proposals designed to increase the funds' investment flexibility.

After mailing the proxy statements, Putnam Investment Management learned that one of the administrative proposals -- Proposal 3, regarding redemptions "in kind" -- raised issues under foreign law for six Putnam funds that sell their shares outside the United States. As a result, the Trustees decided not to pursue the proposal for these six funds.

What is proposal 3?

One of the administrative proposals, Proposal 3, would authorize the Trustees to amend each fund's Agreement and Declaration of Trust (its charter document) to give the funds the flexibility to pay redemptions "in kind," or in the form of portfolio securities rather than in cash. The funds would expect to make in-kind redemptions only in exceptional situations where the size and/or timing of the request could adversely impact the shareholders who remain in the fund and severely strain the fund's liquidity.

The Putnam funds' Trustees believe that having the ability to pay a redemption request wholly or partially in kind under such circumstances could benefit the fund's remaining shareholders. The ability to make redemptions in kind is a standard industry feature for many mutual funds and was recommended by Ropes & Gray LLP, independent legal counsel to the funds and the Putnam funds' Trustees.

What was the issue that arose regarding Proposal 3?

After mailing the proxy statements, Putnam Investment Management learned that the flexibility to make these types of in-kind redemptions raised issues under foreign law for six Putnam funds that sell their shares outside the United States. As a result, the Trustees decided that it would not be in shareholders' best interest to act on the proposal for these six funds:

Which Putnam funds are affected by this decision?

Putnam Diversified Income Trust
Putnam Europe Equity Fund
Putnam Global Income Trust
Putnam High Yield Advantage Fund
Putnam Income Fund
Putnam U.S. Government Income Trust

Why are the other funds listed in the proxy unaffected by this decision?

The six affected funds are the only Putnam funds that sell shares outside the United States. The legal issues that affect those funds do not affect the other Putnam funds. The Trustees still consider Proposal 3 to be in the best interests of the shareholders of all other Putnam funds.

What communications are being sent to shareholders of the funds?

A letter is being sent to the shareholders of the affected funds to let them know that no action will be taken on the proposal at the upcoming shareholder meeting.

What should shareholders who have already voted do?

Shareholders in the affected funds who have already voted don't need to do anything; their votes on proposal 3 will have no effect.

What should shareholders who have not yet voted do?

Shareholders of all funds who have not yet voted are encouraged to vote so that they can register their votes on the other proposals.

Your clients should carefully consider the investment objective, risks, charges, and expenses of a fund before investing. For a prospectus containing this and other information for any Putnam fund or product, call Putnam Dealer Marketing Services at 1-800-354-4000. Read the prospectus carefully before investing.

FOR DEALER USE ONLY
Putnam Retail Management